John W. Hlywak, Jr.  (investors)          Jay Higham (media)
Senior Vice President & CFO               Senior Vice President Marketing
IntegraMed America, Inc                   IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
Web Address: http://www.integramed.com


                     IntegraMed Announces Errant CNBC Report

Purchase, N.Y., November 30, 2001---IntegraMed America, Inc. (Nasdaq:INMD) today learned that an errant report was made today by CNBC that IntegraMed's stock had been upgraded. The intended symbol for the CNBC report is IMDC. IntegraMed has no information why this error occurred which has now been corrected by CNBC.


IntegraMed based in Purchase, NY offers products and services to patients, providers, payers and manufacturers focused on the $2 billion infertility industry. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates http://www.integramed.com , an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability or Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage; government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.